SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):              December 22, 2000
                                                              -----------------



                                 PEOPLES BANCORP
                                 ---------------
             (Exact name of Registrant as Specified in its Charter)



      Indiana                          000-18991                    35-1811284
      -------                          ---------                    ----------
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


212 West 7th Street, Auburn, Indiana                                    46706
------------------------------------                                    -----
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (219) 925-2500
                                                                  --------------



                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On December 19, 2000, the Board of Directors authorized establishment of a stock repurchase program pursuant to which the registrant may repurchase up to 300,000 shares of its common stock, which represents approximately 8% of its outstanding stock, from time to time in the open market or in privately negotiated transactions. Such stock purchases are expected to be completed within two years. For information regarding the repurchase program, reference is made to the registrant's press release dated December 22, 2000 which is attached hereto as Exhibit A and incorporated herein by reference.

For Immediate Release

Date:                      December 22, 2000
NASDAQ Symbol:             PFDC
Contact:                   Maurice F. Winkler, III
                           219-925-2500



  PEOPLES BANCORP DECLARES CASH DIVIDEND AND ANNOUNCES STOCK REPURCASE PROGRAM


(Auburn) - The Board of Directors of Peoples Bancorp, the holding company for Peoples Federal Savings Bank and First Savings Bank, declared a first quarter dividend of $0.14 per share, according to Roger J. Wertenberger, Chairman. The dividend will be paid on January 25, 2000, to stockholders of record as of January 3, 2000. This dividend will mark the 53rd consecutive quarterly dividend issued by Peoples since becoming a public company in 1987.

Roger J. Wertenberger, Chairman of Peoples Bancorp, indicated that "Peoples has completed it's stock repurchase announced in June of 1999 which allowed the company to repurchase 300,000 shares of it's stock. We certainly feel that the stock repurchase program has benefited our shareholders and as a result we wanted to continue the program." Peoples Bancorp announced that the new stock repurchase program would also repurchase 300,000 shares and continue from December of 2000 to December of 2002.

The Board of directors has authorized the expenditure of up to $7,500,000 for the repurchase program, which is to be completed within two years. Purchases will be made in the open market and in unsolicited negotiated transactions.

Peoples had 3,662,641 shares of stock outstanding as of September 30, 2000, and the price of Peoples Bancorp stock as of December 21, 2000, was $14.39 per share as listed on the NASDAQ National Marketing System under the symbol PFDC. At September 30, 2000 the book value per share was $15.64.

Peoples Bancorp, through its Indiana subsidiary, Peoples Federal Savings Bank, operates eight full-service offices located in Auburn, Avilla, LaGrange, Garrett, Kendallville, Waterloo, and two in Columbia City, Indiana. Peoples Bancorp's Michigan subsidiary, First Savings Bank, operates six full service offices located in Three Rivers (two offices), Schoolcraft, and Union in Michigan, and Howe and Middlebury in Indiana.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                   PEOPLES BANCORP



Date:    December 22, 2000           By:         Maurice F. Winkler, III
                                           President and Chief Executive Officer